Exhibit 99.1

INNOVAQOR, INC. CEO PROVIDES YEAR END MESSAGE TO SHAREHOLDERS

WEST PALM BEACH, Fla. (December 20, 2023) — InnovaQor, Inc. (OTC: INQR) Chief Executive Officer, Darrell Peterson provides the following year end message to shareholders.

Dear Fellow Shareholders

As we approach the end of 2023 I want to share my optimism about what has been accomplished in 2023 and the strategy and path we have adopted for the coming year. We remain confident that software and IT solutions for the healthcare sector provides unlimited opportunity for growth and value that will benefit our customers and shareholders alike, and are proud of the quality and functionality our current products provide to the healthcare sector.

Our focus for 2023 has been to initiate and build a foundation for our new Curallo communication platform for medical professionals. We have succeeded in forming that foundation and hope to build a base of users and launch a functioning product in 2024. The milestone of revenue generation from added value products offered through Curallo remains firmly in our sights and we envisage revenue generation from new and existing software solutions offered on a subscription based revenue model.

2023 has not been without challenges and has seen a continued scarce resource of people and funding to accelerate development. We remain committed to prudent financial management and continue to expense our costs to develop the Curallo platform. While this increases our currently reported losses we are confident that the trajectory of revenues upon the successful launch of a functioning platform will be exciting and valuable for our shareholders. We are optimistic that our recently contemplated exchange offer will make our capital structure more attractive to sources of funding in a manner that enhances shareholder value. We recognize that creating and maintaining that value will be an ongoing measurement of our success.

We are cognizant of the previous and continued reliance on our former parent, Rennova Health, Inc. (RNVA), as a customer and source of funding and we are determined that 2024 will see that support, while appreciated, much less critical or important for our continued success. We are positioned and prepared to navigate challenges and competition with vigor and dedication and accept the need for continuous innovation and improvement in all aspects of our business to position us at the forefront of the current evolution and inclusion of AI in almost all aspects of software solutions.

Your active participation as shareholders is key to our success. We encourage you to engage with us, share your insights, and help shape the future of InnovaQor.

We are leaving 2023 with a clear strategy, and with the continued support of our shareholders, we are poised for a journey of remarkable growth and achievement in the coming years. We look forward to sharing this journey with you and to achieving new heights together.

Thank you for your support and belief in InnovaQor in 2023.

Best regards,

Darrell L Peterson

Chief Executive Officer

InnovaQor Inc.

For further information on InnovaQor, Inc., and all the Company’s subsidiaries and products please visit www.innovaqor.com

About InnovaQor, Inc.

InnovaQor delivers innovative technology and software solutions for the medical sector and intends to build a communication platform specifically for the medical sector, which will facilitate communication and collaboration between peers and allow the addition of revenue generating bolt on offers, including existing solutions and a new recruitment matching product for the healthcare sector.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Gerard Dab
561 421 1905
press@innovaqor.com